SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

National Interstate Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1607394
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3250 Interstate Drive, Richfield, Ohio 44286-9000
(Address, including Zip Code, of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:	333-119270
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Common Shares, par value $0.01 per share, of National Interstate Corporation included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 11, 2005 (Registration No. 333-119270), under the headings “Description of Capital Shares” and “Common Shares” is incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description of Document
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of National Interstate Corporation’s Form S-1/A filed on November 12, 2004)

3.2	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 of National Interstate Corporation’s Form S-1/A filed on November 12, 2004)

4.1	Form of Certificate for Common Shares (incorporated by reference to Exhibit 4.1 of National Interstate Corporation’s Form S-1/A filed on January 11, 2005)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 24, 2005	NATIONAL INTERSTATE CORPORATION

	By:	/s/ Michael A. Schroeder

	Name:	Michael A. Schroeder
	Title:	Vice President, Secretary and General Counsel